UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2010

Cornerstone Therapeutics Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, North Carolina		27518
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-678-6611

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Explanatory Note

On April 1, 2010, Cornerstone Therapeutics Inc. ("Cornerstone") filed a Current Report on Form 8-K (the "Original Filing") announcing, among other things, the appointment of Ira Duarte, Director of Accounting, to serve as Cornerstone’s principal accounting officer.

Cornerstone is filing this Amendment No. 1 on Form 8-K/A for the sole purpose of revising the disclosure in Item 5.02 of the Original Filing in accordance with Form 8-K Item 5.02(c) to provide additional details regarding Ms. Duarte’s appointment.

This Amendment No. 1 does not change any of the other disclosures contained in the Original Filing. This Amendment No. 1 continues to speak as of the date of the Original Filing, and Cornerstone has not updated or amended the disclosures contained therein to reflect events that have occurred since the date of the Original Filing.

Decision not to Stand for Re-election by Maria Paola Chiesi

On March 30, 2010, Maria Paola Chiesi announced her decision not to stand for re-election as a director on Cornerstone’s Board of Directors at the 2010 Annual Meeting of Stockholders to be held on May 20, 2010. Marco Vecchia will replace her as a Class B director nominee.

Appointment of Ira Duarte as Principal Accounting Officer

On March 31, 2010, Cornerstone’s Board of Directors appointed Ira Duarte, Director of Accounting, to serve as Cornerstone’s principal accounting officer, effective April 1, 2010. Ms. Duarte, age 41, has served as Cornerstone’s Director of Accounting since June 2009. Ms. Duarte previously worked as an independent consultant for Monaghan Group, an accounting services firm in Raleigh, North Carolina, from September 2008 to May 2009 and for Advanced Financial Solutions, an accounting, finance and technology consulting services firm in Fort Lauderdale, Florida, from September 2006 to August 2008. From June 2003 to August 2006, Ms. Duarte was a Lead Financial Reporting Analyst with FPL Group, Inc., an electricity-related services provider. From 2002 to 2003, Ms. Duarte was the Controller of EffRx, Inc. Prior to 2002, she worked in various positions, most recently as an Audit Senior Manager, at Ernst & Young LLP, an international accounting firm. Ms. Duarte is a certified public accountant in the state of Florida and holds a Bachelor of Science in Accounting from Florida Atlantic University.

Ms. Duarte does not have any family relationship with any of Cornerstone’s directors or executive officers. Upon her initial appointment as Director of Accounting in June 2009, Ms. Duarte has been compensated with an annual salary of $160,000 (subject to annual increase) with a bonus eligibility of 30% of her annual salary. She is also eligible to participate in the other benefit programs generally available to Cornerstone’s employees. There were no amendments to Ms. Duarte’s current salary, bonus eligibility or benefits as a result of the appointment. Following the appointment, Ms. Duarte will continue to report to Cornerstone’s principal financial officer, David Price, in connection with the performance of her duties.

David Price will remain Cornerstone’s principal financial officer following Ms. Duarte's appointment as principal accounting officer. Mr. Price's duties and responsibilities as principal accounting officer will end on April 1, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone Therapeutics Inc.

April 5, 2010	By:	/s/ Andrew K. W. Powell

Name: Andrew K. W. Powell
Title: Executive Vice President,General Counsel and Secretary